Exhibit 21.1
SYSCO CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES, DIVISIONS AND DBA's
As of August 29, 2016
(excludes certain direct and indirect subsidiaries that in the aggregate would not constitute a significant subsidiary)

Subsidiary Name	DBA Name	Jurisdiction
A La Carte, LLC		Delaware
A.M. Briggs, Inc.	Metropolitan, Meat, Seafood & Poultry	Delaware
Arnotts (Fruit) Limited		United Kingdom
Bahamas Food Holdings Limited		Bahamas
Bahamas Food Holdings Limited		Bahamas
BrightShine, LLC		Delaware
Buckhead Beef Company	Buckhead Beef Northeast	Delaware
Buckhead Beef of Florida
Buckhead Beef of New Jersey
Buckhead Beef Trinity Seafood
Buckhead Beef Rhode Island
Central Florida Foodservice
Central Seafood
Seafood Brokers
BuzzTable, Inc.		Delaware
Cake Corporation
   Cake Corporation Which Will Do Business In California As Corporation of Delaware (CA)
Cake Sysco (Mass)
Cake Sysco Corporation (AR, CT, HI, IN, NC, OH, OK, SC, TX, UT)
Cake Corporation of Delaware (NV)
Cake of Delaware (NY)
Cake Corporation a Corporation of Delaware (OR)

Delaware
Corporacion Frionet, S.A.		Costa Rica
Crossgar Foodservice Limited		United Kingdom
Crossgar Frozen Foods Limited		United Kingdom
Crossgar Meats Limited		United Kingdom
Crossgar Poultry Limited		United Kingdom
Dan O’Sullivan (Turners Cross) Cork		Ireland
Dust Bowl City, LLC		Texas
Economy Foods, Inc.	Facciola Meat Company	California
Newport Meat (Northern California)
Newport Meat (Hawaii)

Subsidiary Name	DBA Name	Jurisdiction
Enclave Properties, LLC		Delaware
European Imports, Inc.		Delaware
Freedman Food Service of Dallas, Inc.		Texas
Freedman Food Service of Denver, Inc.		Delaware

Freedman Food Service of San Antonio, LP	Texas Meat Purveyors	Texas
Freedman Food Service, Inc.	Buckhead Meat and Seafood - Houston (Louisiana)	Texas
Buckhead Meats Houston (Louisiana)
Buckhead Meat and Seafood - Houston (Texas)
Bucjhead Meats Houston (Texas
Freedman Meats, Inc.		Delaware
Freedman-KB, Inc.		Delaware
FreshPoint Arizona, Inc.	European Imports (Arizona)	Delaware
FreshPoint – Phoenix (Arizona)
FreshPoint Atlanta, Inc.	FreshPoint of Atlanta (Various GA Counties)	Georgia
Mitt Parker (Various GA Counties)
FreshPoint California, Inc.		Delaware
FreshPoint Central California, Inc.	FreshPoint – Central California	Delaware
FreshPoint – Northern California
FreshPoint of Central California
FreshPoint Central Florida, Inc.	FreshPoint – Jacksonville	Florida
FreshPoint Southwest Florida
Garden Gourmet Specialties
Red’s Market
Red’s Market-Orlando
Red’s Market-Tampa
FreshPoint Connecticut, LLC	FreshPoint – Hartford (Mass.)	Delaware
The Fowler & Huntting Company
Freshpoint Hartford (NY)
FreshPoint Dallas, Inc.	FreshPoint Value Added Services	Delaware
FreshPoint Denver, Inc.		Colorado
FreshPoint Las Vegas, Inc.		Delaware
FreshPoint North Carolina, Inc.	FreshPoint Charlotte (NC-Mecklenburg County)	Tennessee
FreshPoint of Charlotte (NC - Wake County)
FreshPoint of Raleigh (NC-Wake County)
FreshPoint Raleigh (TN)
FreshPoint North Florida, Inc.	East Coast Fruit Company	Florida
FreshPoint Jacksonville
FreshPoint Savannah
FreshPoint Southern Georgia
Movsovitz of Georgia
FreshPoint Oklahoma City, LLC	FreshPoint Arkansas	Delaware
FreshPoint Tulsa
FreshPoint Pompano Real Estate, LLC		Delaware
FreshPoint Puerto Rico, LLC		Puerto Rico
FreshPoint San Francisco, Inc.	FreshPoint – San Francisco	California
FreshPoint South Florida, Inc.		Florida
FreshPoint South Texas, LP		Delaware
FreshPoint Southern California, Inc.	G&G Produce Company	California

Subsidiary Name	DBA Name	Jurisdiction
FreshPoint Tomato, LLC	FreshPoint Nashville	Delaware
FreshPoint Value Added
Nashville Tomato
FreshPoint Vancouver, Ltd.	Sysco Freshcut Produce, Toronto	Canada
Sysco Freshcut Produce, Vancouver
FreshPoint, Inc.		Delaware
Fulton Provision Co.		Delaware
G. Bell & Sons Limited		United Kingdom
Gilchrist & Soames Holdings Corporation		Delaware
Gilchrist & Soames, Inc.		Delaware
Gilchrist & Soames UK Limited		United Kingdom - England & Wales
G&S Real Estate, Inc.		Delaware
Goldberg and Solovy Foods, Inc.	Palidades Ranch Meat and Poultry	California
Grupo Enclave, S.A.		Costa Rica
Guest Packaging LLC		Delaware
Guest Supply Asia, Limited		Hong Kong
Hillfarm Turkeys Limited		United Kingdom
Houston Meat & Seafood, LLC		Delaware
HS Ventures, LLC		Delaware
Instawares, LLC		Georgia
Keelings & Curleys Distribution Limited		Ireland
Keelings Farm Fresh		Ireland
Leapset Sri Lanka PVT Ltd		Sri Lanka
Liquid Assets Limited		Bahamas
Malcolm Meats Company	Imperial Seafood & Shellfish Co.	Delaware
Mayca Autoservicios, S.A.		Costa Rica
Mayca Distribuidores S.A.		Costa Rica
North Star Holding Corporation		Delaware
North Star Seafood Acquisition Corporation		Delaware
North Star Seafood , LLC		Florida
Pallas Foods		Ireland
Rentacamiones S.A.		Costa Rica
Restaurant Of Tomorrow, Inc.		Delaware
Seaview Farm Produce Company		Ireland
SFS Canada I, LP		Canada
SFS Canada II, LP		Canada
SFS GP I, Inc.		Canada
SFS GP II, Inc.		Canada
Shenzhen Guest Supply Trading CO., Limited		Hong Kong
SMS Bermuda Holdings		Bermuda
SMS Global Holdings S.a.r.l.		Luxembourg
SMS GPC International Limited		Hong Kong
SMS GPC International Resources Limited		Hong Kong
SMS International Resources Ireland		Ireland
SMS Lux Holdings LLC		Delaware
SOTF, LLC		Delaware
Specialty Meat Holdings, LLC		Delaware
Sysco Albany, LLC	Sysco Food Services of Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Asian Foods	Delaware
Sysco Atlanta, LLC		Delaware
Sysco Baltimore, LLC		Delaware
Sysco Baraboo, LLC		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Bermuda Holdings		Bermuda
Sysco Bermuda Partners, L.P.		Bermuda
Sysco Boston, LLC		Delaware
Sysco Canada Holdings S.a.r.l.		Luxembourg
Sysco Canada, Inc.		Canada
Sysco Central Alabama, Inc.		Delaware
Sysco Central California, Inc.		California
Sysco Central Florida, Inc.		Delaware
Sysco Central Illinois, Inc.		Delaware
Sysco Central Pennsylvania, LLC		Delaware
Sysco Charlotte, LLC		Delaware
Sysco Chicago, Inc.		Delaware
Sysco Cincinnati, LLC		Delaware
Sysco Cleveland, Inc.		Delaware
Sysco Columbia, LLC		Delaware
Sysco Connecticut, LLC		Delaware
Sysco Corporation		Delaware
Sysco Corporation Good Government Committee, Inc.		Delaware
Sysco CRC Holdings S.R.L.		Costa Rica
Sysco Detroit, LLC		Delaware
Sysco Disaster Relief Foundation, Inc.		Texas
Sysco Eastern Maryland, LLC		Delaware
Sysco Eastern Wisconsin, LLC		Delaware
Sysco EU S.a.r.l.		Luxembourg
Sysco EU II S.a.r.l.		Luxembourg
Sysco EU III S.a.r.l.		Luxembourg
Sysco EU IV Capital Unlited Company		Ireland
Sysco Foundation, Inc.		Texas
Sysco George Town II Limited		Cayman Islands
Sysco George Town Limited S.a.r.l.		Luxembourg
Sysco Georgetown II LLC		Delaware
Sysco Global Holdings, B.V.		Netherlands
Sysco Global Resources, LLC		Delaware
Sysco Global Services, LLC		Delaware
Sysco Grand Cayman Company		Cayman Islands
Sysco Grand Cayman II Company		Cayman Islands
Sysco Grand Cayman III Company		Cayman Islands
Sysco Grand Rapids, LLC		Delaware
Sysco Guernsey Limited		Guernsey
Sysco Guest Supply Canada Inc.		Canada
Sysco Guest Supply Europe Limited		United Kingdom
Sysco Guest Supply, LLC	Guest Supply (WI) Guest Supply Sysco (ID) Guest Supply - A Sysco Company (Other States) GuestSupply (AL) Supply Guest Services (AL)	Delaware
Sysco Gulf Coast, Inc.	Freshpoint Gulf Coast	Delaware
Sysco Hampton Roads, Inc.		Delaware
Sysco Holdings, LLC		Delaware
Sysco Indianapolis, LLC		Delaware
Sysco International Food Group, Inc.		Florida
Sysco International, ULC		British Columbia, Canada
Sysco Iowa, Inc.		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Jackson, LLC		Delaware
Sysco Jacksonville, Inc.		Delaware
Sysco Kansas City, Inc.		Missouri
Sysco Knoxville, LLC		Delaware
Sysco Leasing, LLC		Delaware
Sysco Lincoln Transportation Company, Inc.	Pegler-Sysco Transportation CO.	Nebraska
Sysco Lincoln, Inc.		Nebraska
Sysco Long Island, LLC		Delaware
Sysco Los Angeles, Inc.		Delaware
Sysco Louisiana Seafood, LLC	Louisiana Foods Global Seafood Source	Delaware
Sysco Louisville, Inc.		Delaware
Sysco LUX Holdings, LLC		Delaware
Sysco Memphis, LLC		Delaware
Sysco Merchandising And Supply Chain Services, Inc.	Sysco South Redistribution Center (AL, FL, GA, MS, TX) Sysco Northeast Redistribution Center (CT, ME, MA, NJ, NY, NC, PA, VA) Sysco Imports (DE) Alfmark (TX) Alfmark Transportation (TX)	Delaware
Sysco Metro New York, LLC		Delaware
Sysco Minnesota, Inc.		Delaware
Sysco Montana, Inc.		Delaware
Sysco Nashville, LLC		Delaware
Sysco Netherlands Partners, LLC		Delaware
Sysco Newport Meat Company		Delaware
Sysco North Central Florida, Inc.		Delaware
Sysco North Dakota, Inc.		Delaware
Sysco Northern New England, Inc.	Reed Distributors	Maine
Sysco Philadelphia, LLC		Delaware
Sysco Pittsburgh, LLC		Delaware
Sysco Portland, Inc.		Delaware
Sysco Raleigh, LLC		Delaware
Sysco Resources Services, LLC	Sysco Business Services (CA, FL, GA, ID, IL, IN, KY, MA, MASS, MI, MT, NJ, NY, OH, OR, TX, UT, WA)	Delaware
Sysco Riverside, Inc.		Delaware
Sysco Sacramento, Inc.		Delaware
Sysco San Diego, Inc.		Delaware
Sysco San Francisco, Inc.	Race Street Foods Sysco Food Service of San Fran	California
Sysco Seattle, Inc.	Sysco Food Services of Alaska SYSCO Alaska	Delaware
Sysco South Florida, Inc.		Delaware
Sysco Southeast Florida, LLC		Delaware
Sysco Spain Holdings, SLU		Spain
Sysco Spokane, Inc.	Sysco Food Services of Spokane	Delaware
Sysco St. Louis, LLC		Delaware
Sysco Syracuse, LLC		Delaware
Sysco UK Holdings Limited		England and Wales
Sysco UK Limited		England and Wales
Sysco UK Partners LLP		England and Wales
Sysco USA I, Inc.		Delaware
Sysco USA II, LLC		Delaware
Sysco Ventura, Inc.		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Ventures, Inc.		Delaware
Sysco Virginia, LLC		Delaware
Sysco West Coast Florida, Inc.		Delaware
Sysco Western Minnesota, Inc.	Appert's Foodservice	Delaware
Sysco-Desert Meats Company, Inc.		Delaware
SYY Netherlands C.V.		Netherlands
SYY Panama S de R.L.		Panama
Tannis Trading, Inc.		Canada
The SYGMA Network, Inc.		Delaware
Walker Foods, Inc.		New York